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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-84296, 333-62277, 333-64517, 333-53585,
333-69887, 333-69885, 333-27999, 333-59470 and 333-59474), Form S-3 (Nos.
333-59402 and 333-101329) and Form S-4 (No. 333-101345) of Orbital Sciences
Corporation of our report dated March 7, 2002, except as to Notes 1A and 14, which are as of August 22, 2002 relating to the consolidated financial statements and financial statement schedules of Orbital Sciences Corporation and our report dated March 6, 2002 relating to the financial statements of Orbital Imaging Corporation which appear in this Form 10-K/A.


/s/ PricewaterhouseCoopers LLP
McLean, Virginia
February 19, 2003



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